SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
Bristow Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	72-0679819 (IRS Employer Identification Number)

Bristow Group Inc. 2000. W. Sam Houston Parkway South Suite 1700 Houston, Texas	77042

(Address of Principal Executive Offices)	(Zip Code)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐
     Securities Act registration statement file number to which this form relates: N/A
     Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
Preferred Share Purchase Rights	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

     The undersigned registrant hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission on March 7, 2003, File No. 001-31617.

Item 1.	Description of Registrant’s Securities to Be Registered.
          Item 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 7, 2003, which is incorporated by reference herein, is hereby amended, by the undersigned registrant by adding as the last paragraph of such Item the following:
Third Amendment
     Bristow Group Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, as rights agent (the “Rights Agent”), have entered into the Third Amendment, dated as of February 28, 2006, to the Rights Agreement, dated as of February 29, 1996, between the Company and the Rights Agent, as amended by the First Amendment, dated as of May 6, 1997, between the Company and the Rights Agent and the Second Amendment, dated as of January 10, 2003, between the Company and the Rights Agent, pursuant to which, among other things, the Company and the Rights Agent have agreed to extend the date on which the rights are set to expire to February 28, 2009. The Third Amendment to Rights Agreement is attached as Exhibit 4.2 hereto and incorporated by reference herein. The forgoing summary of the Third Amendment to Rights Agreement is qualified in its entirety by reference to the full text of Exhibit 4.2.

Item 2.	Exhibits.
4.1	Rights Agreement, dated as of February 29, 1996, between Offshore Logistics, Inc. and Chemical Mellon Shareholder Services L.L.C., as Rights Agent, which includes, as exhibits thereto: (i) the form of the Certificate of Designations of the Series A Junior Participating Preferred Stock of the Company; (ii) the form of the Right Certificate; and (iii) the Summary of Rights to Purchase Preferred Shares (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A filed on March 6, 1996, File No. 000-05232), as amended by (1) First Amendment to the Rights Agreement, dated as of May 6, 1997, between Offshore Logistics, Inc. and ChaseMellon Shareholder Services, L.L.C. (formerly known as Chemical Mellon Shareholder Services, L.L.C.) as Rights Agent (incorporated by reference to Exhibit 5 to the Company’s Amendment No. 1 to its Registration Statement on Form 8-A/A filed on May 7, 1997, File No. 000-05232); (2) Second Amendment to Rights Agreement, dated as of January 10, 2003, between Offshore Logistics, Inc. and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Amendment No. 2 to its Registration Statement on Form 8-A/A filed on January 13, 2003, File No. 000-05232).

4.2	Third Amendment to Rights Agreement, dated as of February 28, 2006, between Bristow Group Inc. (formerly known as Offshore Logistics, Inc.) and Mellon Investor Services LLC.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BRISTOW GROUP INC.

	By:	/s/ Joseph A. Baj

	Name:	Joseph A. Baj
	Title:	Vice President, Treasurer and Secretary
Dated: March 2, 2006

EXHIBIT LIST
4.1	Rights Agreement, dated as of February 29, 1996, between Offshore Logistics, Inc. and Chemical Mellon Shareholder Services L.L.C., as Rights Agent, which includes, as exhibits thereto: (i) the form of the Certificate of Designations of the Series A Junior Participating Preferred Stock of the Company; (ii) the form of the Right Certificate; and (iii) the Summary of Rights to Purchase Preferred Shares (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A filed on March 6, 1996, File No. 000-05232), as amended by (1) First Amendment to the Rights Agreement, dated as of May 6, 1997, between Offshore Logistics, Inc. and ChaseMellon Shareholder Services, L.L.C. (formerly known as Chemical Mellon Shareholder Services, L.L.C.) as Rights Agent (incorporated by reference to Exhibit 5 to the Company’s Amendment No. 1 to its Registration Statement on Form 8-A/A filed on May 7, 1997, File No. 000-05232); (2) Second Amendment to Rights Agreement, dated as of January 10, 2003, between Offshore Logistics, Inc. and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) as Rights Agent (incorporated by reference to Exhibit 4.3 to the Company’s Amendment No. 2 to its Registration Statement on Form 8-A/A filed on January 13, 2003, File No. 000-05232).

4.2	Third Amendment to Rights Agreement, dated as of February 28, 2006, between Bristow Group Inc. (formerly known as Offshore Logistics, Inc.) and Mellon Investor Services LLC.